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EXHIBIT 21.1

                                AMERICREDIT CORP.
                         SUBSIDIARIES OF THE REGISTRANT
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                                                                                                  State or
                                                                                                Province of
                                                                                               Incorporation
Subsidiary                                                                  Ownership %       or Organization
--------------------------------------------------------------------------------------------------------------
AmeriCredit Financial Services, Inc.                                            100%          Delaware
ACF Investment Corp.                                                            100%          Delaware
AFS Funding Corp.                                                               100%          Nevada
AFS SenSub Corp.                                                                100%          Nevada
AFS Funding Trust                                                               100%          Delaware
Americredit Corporation of California                                           100%          California
AmeriCredit Funding Corp. V                                                     100%          Delaware
AmeriCredit Funding Corp. VII                                                   100%          Delaware
AmeriCredit Management Company                                                  100%          Delaware
AmeriCredit Consumer Discount Company                                           100%          Pennsylvania
AmeriCredit Master Trust                                                        100%          Delaware
AmeriCredit Manhattan Trust                                                     100%          Delaware
AmeriCredit MTN Corp. II                                                        100%          Delaware
AmeriCredit MTN Corp. III                                                       100%          Delaware
AmeriCredit MTN Receivables Trust II                                            100%          Delaware
AmeriCredit MTN Receivables Trust III                                           100%          Delaware
AmeriCredit Flight Operations, LLC                                              100%          Texas
AmeriCredit Warehouse Corporation                                               100%          Nevada
AmeriCredit Financial Services of
  Canada Ltd.                                                                   100%          Ontario
AmeriCredit Service Center Ltd.                                                 100%          Ontario
AmeriCredit NS I Co.                                                            100%          Nova Scotia
AmeriCredit NS II Co.                                                           100%          Nova Scotia
AmeriCredit Canada 2002-A Corp.                                                 100%          Ontario
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